Investor Presentation

2 Forward-Looking Statements / Disclaimers The information contained in this presentation has been prepared to assist you in making your own evaluation of the company and does not purport to contain all of the information you may consider important. Any estimates or projections with respect to future performance have been provided to assist you in your evaluation but should not be relied upon as an accurate representation of future results. Certain statements, estimates and ﬁnancial information contained in this presentation constitute forward-‐looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could cause actual events or results to diﬀer materially from the results implied or expressed in such forward-‐looking statements. While presented with numerical speciﬁcity, certain forward-looking statements are based (1) upon assumptions that are inherently subject to signiﬁcant business, economic, regulatory, environmental, seasonal and competitive uncertainties, contingencies and risks including, without limitation, our ability to maintain adequate liquidity, to realize the potential benefit of our net operating loss tax carryforwards, to obtain sufficient debt and equity ﬁnancings, our capital costs, well production performance, and operating costs, anticipated commodity pricing, diﬀerentials or crack spreads, anticipated or projected pricing information related to oil, NGLs, and natural gas, realize the potential benefits of our supply and offtake agreements, assumptions inherent in a sum-of- the-parts valuation of our business, our ability to realize the benefit of our investment in Laramie Energy, LLC, assumptions related to our investment in Laramie Energy, LLC, including completion activity and projected capital contributions, Laramie Energy, LLC’s financial and operational performance and plans for 2017, the potential uplift of an MLP, our ability to meet environmental and regulatory requirements without additional capital expenditures, anticipated refined product demand and Hawaii petroleum use, projected Hawaiian air travel, our acquisition integration strategy, including the acquisition of Wyoming Refining Company and assumptions upon which it was based, anticipated mid-cycle Adjusted EBITDA projections and estimated cost synergies from the acquisition, our ability to increase refinery throughput and profitability, our ability to evaluate and pursue strategic and growth opportunities, our estimates of 2017 on-island sales volumes, our estimates related to 2017 Adjusted EBITDA and certain other financial measures, our estimates related to the annual gross margin impact of changes in RINs prices, and other known and unknown risks (all of which are difficult to predict and many of which are beyond the company's control), some of which are further discussed in the company’s periodic and other filings with the SEC and (2) upon assumptions with respect to future business decisions that are subject to change. There can be no assurance that the results implied or expressed in such forward-looking statements or the underlying assumptions will be realized and that actual results of operations or future events will not be materially diﬀerent from the results implied or expressed in such forward-looking statements. Under no circumstances should the inclusion of the forward-looking statements be regarded as a representation, undertaking, warranty or prediction by the company or any other person with respect to the accuracy thereof or the accuracy of the underlying assumptions, or that the company will achieve or is likely to achieve any particular results. The forward-looking statements are made as of the date hereof and the company disclaims any intent or obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Recipients are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, recipients are expressly cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. This presentation contains non-GAAP financial measures, such as Adjusted EBITDA, Adjusted Net Income (loss), Laramie Energy Adjusted EBITDAX, and PV10/PV20. Please see the Appendix for the definitions and reconciliations to GAAP of the non-GAAP financial measures that are based on reconcilable historical information. Cautionary Note Regarding Hydrocarbon Quantities The Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserve estimates. We have provided Laramie Energy, LLC (“Laramie”) internally generated estimates for proved and probable reserve estimates (collectively, “2P”) in this presentation in accordance with SEC guidelines and definitions. The 2P reserve estimates as of December 31, 2016 included in this presentation have been prepared by Laramie’s internal reserve engineers and have not been reviewed or audited by Laramie’s independent reserve engineers. Actual quantities that may be ultimately recovered from Laramie’s interests may differ substantially from the estimates in this presentation. Factors affecting ultimate recovery include the scope of Laramie’s ongoing drilling program, which is directly affected by commodity prices, the availability of capital, drilling and production costs, the availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors and recovery rates.

Our Business Platforms

An Acquistion-Oriented Company

Refining



Hawaii Refinery
- 94,000 bpd 5.7 complexity refinery (1)
- 50% distillate yield configuration
- Crudes sourced world-wide

Wyoming Refinery
- 18,000 bpd 11.0 complexity refinery (1)
- 95% light products yield
- Tailored for Powder River Basin & Bakken crude

Logistics



Hawaii
- Storage capacity of 5.4 million barrels with 27-mile pipeline
- 3 barges deliver products to 8 refined product terminals

Wyoming
- 140 miles of crude oil gathering systems
- 40 miles of refined products pipeline
- Approximately 650 thousand barrels of storage capacity

Retail


HELE

Retail - Distributor and Marketer of Refined Products
- Gasoline and diesel marketed through 90 locations across Hawaii
- Exclusive provider of 76 and 7-Eleven branded outlets in Hawaii
- Launched *Hele*, a new local brand; rebranded 32 of 37 locations in 2016

Laramie Energy



Competitive Natural Gas Producer – Laramie Energy (2)
- Deep inventory of drilling locations believed to be economic
- Cash operating costs competitive with low cost basins in the U.S.
- Favorable exposure to improving NGL markets
- Access to takeaway capacity to multiple end markets

(1) *As measured by Nelson Complexity rating.*
(2) *Par Pacific owns 42.3% of Laramie Energy, LLC*

3

4 Par Pacific Summary Enterprise Value (2) Key Statistics ____________________ (1) Represents Par Pacific’s 42.3% share of Laramie Energy. Calculated based on mid point of 2017 exit production target. (2) Closing stock price as of February 27, 2017. 45,538,261 shares of common stock outstanding, debt & cash amounts as of February 24, 2017. (3) Numbers may not total due to rounding. Total Adjusted EBITDA includes losses of $6 million related to Texadian operations that have been significantly wound down in 2016, and $3.7 million for entry into a settlement agreement to satisfy certain obligations related to the Point Arguello Unit offshore California. Closing Share Price $14.65 Shares Outstanding 45.5 Market Capitalization $667 Debt 410 Cash (38) Net Debt 372 Total Enterprise Value $1,039 ($ in millions, except per share data) Adjusted EBITDA YE 2016 Refining $26 Logistics $26 Retail $29 Corporate & Other ($48) Total Adjusted EBITDA (3) $33 Laramie Energy (Par Pacific Holdings investment) Investment Book Value $109 2017 Exit Production (MMcfe/d) (1) 72 Net Operating Loss (NOL) Carryforwards NOL Gross Balance $1,621

5 Refining Unit Capacity (MBPD) Crude Unit 94 Vacuum Distillation Unit 40 Hydrocracker 18 Catalytic Reformer 13 Visbreaker 11 Hydrogen Plant (MMCFD) 18 Naphtha Hydrotreater 13 Cogeneration Turbine Unit 20 MW Hawaii Refinery Asset Highlights  Largest and most complex refinery in Hawaii  Distillate yield configured for Hawaii demand  Asset location and configuration favorably positioned to benefit from cost-advantaged crude  Anticipated ability to meet environmental and regulatory requirements without material capital expenditures  Identified opportunities to increase downstream conversion and complexity Asset Detail 2016 Crude Sourcing 2016 Yield Profile

6 Leader in Niche Hawaiian Market Hawaii Air Travel(2) ____________________ (1) Source: DBEDT; EIA, including military demand per Par Pacific internal estimates. (2) Source: Number of visitors per DBEDT. Hawaii Refined Product Demand(1) Hawaii Refinery Yield 2016 2014 Shortage of available distillate capacity in Hawaii Demonstrated yield flexibility since 2014 Air travel to and from Hawaii projected to continue to grow Fuel oil utilized for ~70% of electricity generation (In Thousands) Hawaii Petroleum Use(1) MBbl/d 60 59 72 50 0 8 16 24 32 40 48 56 64 72 80 Other Products Distillate Total Production Total Demand 7,500 7,800 8,100 8,400 8,700 9,000 9,300 9,600 2014 2015 2016 2017E 2018E 2019E 2020E

7 Hawaii Refinery Operating Trends Total Sales Volume Production Cost(1) Throughput Volume  Increased refinery throughput generates economies of scale with higher efficiency and lower production cost  On-island demand and refining margin environment are the primary constraints for refinery utilization as:  Enhancing on-island sales improves margin from favorable market pricing and reduced cost of freight  Products export contribution is stronger in favorable market conditions ___________________ (1) Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refinery including personnel costs, repair and maintenance costs, insurance, utilities and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our condensed consolidated statement of operations, which also includes costs related to our bulk marketing operations. (MBbl/d) (MBbl/d) ($ / bbl) $4.71 $3.41 $3.71 $3.74 $3.15 $5.42 $3.07 0.00 1.50 3.00 4.50 $6.00 2014 1H 2015 2H 2015 Q1 '16 Q2 '16 Q3 '16 Q4 '16 69 78 75 81 70 71 75 40 55 70 85 2014 1H '15 2H '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 68 78 77 74 78 54 75 40 55 70 85 2014 1H '15 2H '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Turnaround Turnaround Turnaround

8 Mid Pacific Crack Spread and Differential ____________________ (1) Company calculation based on a rolling five-year average for the 4-1-2-1 Mid Pacific Crack Spread plus Mid Pacific Crude Differential Mid Pacific Crude Differential is calculated as follows: Weighted average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulphur wt% of 0.65% that is indicative of our typical crude mix quality. Mid Pacific 4.1.2.1 Crack Spread is calculated as follows: Singapore Daily: computed by taking 1 part gasoline (RON 92), 2 parts middle distillates (Sing Jet & Sing Gasoil), and 1 part fuel oil (Sing 180) as created from four barrels of Brent Crude. San Francisco Daily: computed by taking 1 part gasoline (SF Reg Unl), 2 parts middle distillates (SF Jet 54 & SF ULSD), and 1 part fuel oil (SF 180 Waterborne) as created from four barrels of Brent Crude. Daily: computed using a weighted average of 80% Singapore and 20% San Francisco. Month (CMA): computed using all available pr icing days for each marker. Quarter/Year: computed using calendar day weighted CMAs for each marker. Combined Mid Cycle(1) $8.32 Mid Pacific Crude Blend 4-1-2-1 Mid Pacific Crack Spread 80% Singapore, 20% San Francisco -2 0 2 4 6 8 10 $12 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16

9 Wyoming Refinery Refinery Operations 2016 Product Profile(1) Refinery Asset Detail Refining Unit Capacity (MBPD) Crude Unit 18 Residual Fluid Catalytic Cracker 7 Catalytic Reformer 3 Alkylation 1 Naphtha Hydrotreater 3 Diesel Hydrotreater 6 Isomerization 4  Located in Newcastle, Wyoming  Complex refinery with a Nelson Complexity Index of 11.0  Increased processing capacity from 14,000 bpd to 18,000 bpd  Completed isomerization project in the second half of 2016 to drive additional value  Attractive light products yield over 95% Over $95MM in capital invested over the last four years to modernize, expand, and upgrade operations ____________________ (1) Based on the period following Par Pacific’s acquisition on July 14, 2016

10 Wyoming Crack Spread ____________________ (1) Company calculation based on a rolling three year average. Wyoming 3-2-1 Index is calculated as follows: Rapid City Daily: Computed by taking 2 part gasoline and 1 part distillate (ULSD) as created from a barrel of West Texas Intermediate Crude. Denver Daily: Computed by taking 2 part gasoline and 1 part distillate (ULSD) as created from a barrel of West Texas Intermediate Crude. Pricing is based 50% on applicable product pricing in Rapid City, South Dakota, and 50% on applicable product pricing in Denver, Colorado. Daily: computed using a weighted average of 50% Rapid City and 50% Denver. Mid Cycle(1) $20.51 $4 $9 $14 $19 $24 $29 $34 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16

Logistics Segment

12 30,000 Bbls 185,000 Bbls 138,000 Bbls 135,000 Bbls 12,000 Bbls Hawaiian Assets Map Asset Highlights Hawaii Logistics  Integrated system enhances flexibility and profitability  Difficult to replicate asset base  Multiple advantages from single point mooring  Increased safety and flexibility  Enhanced distribution capability  Additional uptime from wind and sea conditions  Recent asset investment anticipated to increase logistics efficiency Latin America South America North America Middle East Africa Asia Logistics network represents a critical component of Hawaii operations Asset Detail Number of Terminals 8 Crude Storage Capacity (MMBbls) 2.4 Other Storage Capacity (MMBbls) 3.0 Number of Barges 3 Miles of Pipeline 27 ____________________ (1) Figures represent offsite storage amounts. (1) Refinery Terminal Crude Inflows Crude Refined Products Outflows

13 Wyoming Logistics Logistics Assets  140-mile crude oil pipeline gathering system providing direct access to Powder River Basin crude  40-mile products pipeline feeds into the Magellan Products Line en route to Rapid City, South Dakota  Jet fuel terminal in Rapid City and pipeline connecting to the Ellsworth Air Force Base  650 MBbls of crude and refined product tankage with expansion opportunities identified  Truck racks and a loading facility at the refinery  Wyoming rig count up year over year in the first quarter of 2017. Eight rigs operating in the Powder River Basin as of February 24, 2017 (1) Well-positioned to benefit from regional development ____________________ (1) Source: Baker Hughes North American Rig Count as of February 24, 2017

Retail Segment

15 Retail Highlights  Extensive footprint across five islands in Hawaii  New local brand HELE  Existing retail and logistics network provides opportunity for additional throughput growth  High real estate cost, scarcity of land, and logistics complexity strengthen competitive position Retail Network Location "76" Brand Tesoro Brand Hele Brand Unbranded Total Oahu 28 3 26 3 60 Big Island 6 0 6 0 12 Maui 4 3 0 0 7 Kauai 3 0 0 8 11 Total 41 6 32 11 90

Laramie Energy

Laramie Energy

Asset Highlights

- Anticipate lowering drilling and completion costs by 11% to $0.8MM per well during 2017
- Over 6,500 Williams Fork drilling locations across 151,000 net acres, 81% held by production
- Wet gas production and processing contracts provide exposure to improving NGL markets
- Self-funded 2 rig drilling program based on current strip prices, hedges and revolver capacity
- 80% of projected existing gas production hedged through December 2018; unhedged on liquids starting in January 2017

Key Statistics

Capital Structure at 12/31/16 (in millions)		
Laramie Debt Balance [1]	$	118
Laramie Preferred Stock	$	31
Laramie Book Equity	$	422
Par Pacific Holdings ownership		42.3%
Par Pacific Holdings carrying value for 42.3% stake ($MM)	$	108.8
2017 Year End Exit Mid-point (MMCFED) [2]		170
Gas %		82%
Liquids %		18%
Approximate Net Acres [3]		151,000
Number of Undeveloped Mesa Verde Locations		6,500+
Q4 2016 Laramie Adjusted EBITDAX ($MM) [4]	$	12,954

Value Creation Initiatives During 2016

- Delivered on cost reduction initiatives
- Restructured gathering, processing and transportation agreements reducing costs and improving netbacks on NGLs in active development area for 2017 & 2018:
    - Anticipate GPT costs to decline starting 4Q 2017 more than $0.15 / Mcfe in development area
    - Expect NGL netbacks to improve by more than to $2.00 / bbl starting 4Q 2017 in development area
- PV10 of 2016 Proved Reserves increased 174% compared to 2015 despite a decrease in commodity prices [5]

Unit Costs



% Reduction vs. 3-Yr Historical: (42%)
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$2.55
$0.07
$0.65
$0.10
$1.18
$0.54
$1.52
$0.02
$0.23
$0.08
$0.73
$0.47
$1.67
$0.02
$0.30
$0.10
$0.81
$0.44
$1.47
$0.23
$0.10
$0.75
$0.42
3-Yr Historical Stand-Alone Laramie Operations
Year 1 Combined Operations Target
3 quarters post March 2016 acquisition
2018 Targets with GPT Stepdowns
LOE / Mcfe
GPT / Mcfe
Taxes / Mcfe
G&A / Mcfe
Other / Mcfe

(1) *Laramie Debt is non-recourse to Par Pacific and solely guaranteed by a Par Pacific subsidiary that owns Laramie Energy.*
(2) *Based on 2017 two rig staggered capital plan.*
(3) *Pro forma for small bolt-on acquisition completed during 3Q 2016.*
(4) *See Appendix for Non-GAAP reconciliation of Laramie Adjusted EBITDAX to the most directly comparable GAAP financial measure.*
(5) *See Appendix for Laramie year end reserves and PV10 summary.*

17

Laramie Energy

2017 Plans

- 1 rig program commenced December 2016 and expect to add second rig during 2Q 2017
- Anticipated completions and production growth weighted to back half of 2017
- Anticipated production growth range of 14% to 28% for 2017 exit vs. 2016 exit based upon staggered 2 rig program
- Expect to fund outspend of hedged 2017 cash flow based on current strip prices with revolver capacity, while holding leverage profile at 3.0x debt / Adj. EBITDA through 2017
- Evaluating adding 3rd and 4th rig in second half of 2017

Production Profile (1)



(MMcfe/d)
200
180
160
140
120
100
80
60
40
20
0
14% - 28% YoY Growth
45
57
140
160
180
2014 Exit
2015 Exit
2016 Exit
2017E Exit

Drilling Pattern & Completion Design Evolution

- During 2015 and 2016 Laramie drilled wells down to 10 acre spacing drilling 3 pads per section or 63 wells
- Increased average frac volume per well up to 100,000 bbls of water and removed sand from completion design
- Three column spacing paired with increased stimulation resulted in EURs in the 1.3 Bcfe range
- Redesigned two column development spacing to 15 acres and further increased frac sizes up to 115,000 bbls ("Generation 2") with target EURs of 1.7 to 2.0 Bcfe
- Generation 2 development design commenced in December 2016 with initial results expected in 3Q 2017

Three Columns Per Section



28

Generation 1
- 63 Wells/Section; 1760' between columns
- 10.2-acre drainage ; 75% Recovery Efficiency
- 82 Bcfe recovered; 1.3 Bcfe/well

Two Columns Per Section



03

Generation 2
- 42 Wells/Section; 2640' between columns
- 15-acre drainage ; 65-75% Recovery Efficiency
- 71-84 Bcfe recovered; 1.7 – 2.0 Bcfe/well

110 Bcf of Gas In Place per Section

Note: *Figures may not sum to total due to rounding.*
(1) *Figures for 100% of Laramie Energy based upon 2017 two rig staggered capital plan .*

18

Financial Overview

20 ____________________ Note: Adjusted EBITDA is a non-GAAP financial measure. See the Appendix for a reconciliation to the most directly comparable GAAP financial measure. Par Pacific Adjusted EBITDA and Indexes Mid Pacific 4-1-2-1 Wyoming 3-2-1

21 Debt Organizational Chart with Loan Balances Hermes Consolidated, LLC d/b/a Wyoming Refining Company Term Loan $53MM Revolver $18.3MM Mid Pac Petroleum, LLC / HIE Retail, LLC Term Loan $95MM Revolver $0 Par Wyoming Holdings, LLC Term Loan $67MM Par Pacific Holdings, Inc. Convertible Notes $115MM Term Loan $60MM As of 2/24/17 Note: Revolver balances are amounts outstanding

22 Net Operating Loss Carryforward Differentiated Asset Relative to Peers Potential to Enhance Cash Flow with Growth Provides a Competitive Advantage for Growth Opportunities $1.6 billion NOL generates potentially significant value for Par Pacific Selected Benefits Illustrative Value to Par ($ in millions) (1) ____________________ (1) Assumes $1.6 billion NOL and 35% tax rate.

Appendix

24 Laramie Energy Hedging Program 2017 2018 NYMEX Fixed Price Swap Hedged Volume (MMBtu/day) 83,240 75,072 Average Floor Price ($/MMBtu) $2.605 $2.605 CIG Basis Swap Hedged Volume (MMBtu/day) 83,240 75,072 Average CIG Differential to NYMEX ($0.267) ($0.259) Northwest Rockies Pipeline Swap Hedged Volume (MMBtu/day) 2,500 -- Price ($/MMBtu) $3.18 -- Northwest Rockies Pipeline Collar Hedged Volume (MMBtu/day) 7,500 2,500 Collar ($/MMBtu) $3.00 - $3.25 $3.00 - $3.25

Laramie Energy Reserves Update

Par Pacific

Year End Reserves and PV10 Summary – 100% of Laramie Energy

SEC Price Deck and Parameters

	Gas (BCF)	Oil (MMBBL)	NGL (MMBBL)	Total (BCFE)[1]	PV10 ($MM)	PV20 ($MM)
PDP	369	1	10	436	$253	$185
PDNP	8	0	0	10	$3	$1
PUD[4]	393	1	11	467	$82	$6
Total Proved (1P)	**770**	**2**	**21**	**913**	**$338**	**$192**

NYMEX Price Deck and Parameters

	Gas (BCF)	Oil (MMBBL)	NGL (MMBBL)	Total (BCFE)[1]	PV10[2] ($MM)	PV20[2] ($MM)
PDP	392	1	10	462	$394	$292
PDNP	9	0	0	10	$5	$2
PUD[4]	424	1	12	502	$187	$69
Total Proved (1P)	**824**	**3**	**22**	**974**	**$586**	**$364**
Probable[5]	6,173	21	170	7,317	$1,674	$345
Total Proved + Probable (2P)	**6,997**	**24**	**192**	**8,292**	**$2,260**	**$709**

Pricing Summary

Average Price Received	YE16 SEC	YE16 NYMEX[6]
Oil Price ($/Bbl)	$38.75	$52.05
Gas Price ($/Mcf)	$2.41	$2.87
Natural Gas Liquids ($/Bbl)	$14.49	$19.10

Assumed Pricing

	Gas Price ($/MMBTU)		Condensate ($/BBL)	
Average Annual Price	YE16 SEC[3]	YE16 NYMEX	YE16 SEC	YE16 NYMEX
2017	$2.29	$3.61	$42.75	$56.19
2018	$2.29	$3.14	$42.75	$56.59
2019	$2.29	$2.87	$42.75	$56.10
2020	$2.29	$2.88	$42.75	$56.05
Thereafter	$2.29	$2.90	$42.75	$56.21

Note: Par Pacific Holdings owns 42.3% of Laramie Energy, LLC
Reserves information based on audit by Netherland Sewell & Associates unless otherwise noted

(1) NGLs and Oil converted to gas based on 6:1 ratio
(2) Based on NYMEX strip pricing as of December 31, 2016 held flat after five years also adjusted for NWROX basis of ($0.24). See "Non-GAAP PV10 and PV20 Disclosure" for additional discussion.
(3) Based on North West Wyoming Pool SEC pricing as of December 31, 2016 adjusted for location basis of ($0.015). See "Non-GAAP PV10 and PV20 Disclosure" for additional discussion.
(4) All PUD locations conform to SEC standards.
(5) Based on Laramie Energy, LLC internal reserves
(6) Proved reserves only

25

26 810415_1.wor - NY008HT3 MESA RIO BLANCO GARFIELD Collbranll rollb anllll rro lb anlo lb an De Beque que que que SiltiltilililttilililRiflelfRi lellffRiRi lelle New Castlelt Cas lelltt C Cas lelas le Battlement Mesal tt tle en esal l tt ttt tle en esal le en esa Palisadelialisadelilialisadelialisade CliftonftCli onftftCliCli onon Fruitvalei lr tF ui valei li lr tr tF ui valei lF ui vale Redlandsldlandslldlandsldlands Rangelylngelyllngelylngely Meekerreekerreekeeeke Fruitair tF ui aiir tr tF ui aiF ui a Laramie Energy Acreage 810415_1.w or - NY008HT3 Adams Elbert Lake Eagle Pitkin Weld Jackson Garfield Rio Blanco Costilla Las Animas Moffat Routt Lincoln Washington Kiowa BentOtero Pueblo Custer Huerfano Alamosa Rio Grande Hinsdale Ouray San Juan San Miguel La Plata Dolores Montezuma Montrose Delta Chaffee Gunnison Mesa Nebraskarrreb aska New Mexico i i ie exico i Wyomingiiiyo ingi Coloradol rll rrolo adol Utahtttah Denver Cheyenne Arapahoe Archuleta Baca Boulder Cheyenne Conejos Crowley El Paso Fremont Grand Kit Carson Larimer Logan Mineral Morgan Park Phill ips Prowers Saguache Sedgwick Teller Yuma Colorado All of Laramie's acreage is located in Rio Blanco, Garfield and Mesa Counties, Colorado  North Area - Rio Blanco County  Central Area - Garfield County  South Area - Collbran, Mesa County  Over 23,000 net mineral acres  Over 26,000 fee surface acres Laramie’s Core Acreage North Central South Lease Acreage: 70 70 Garfield Mesa Rio Blanco Net Co. Net Net Co. Net Net Co. Net % 2016 280 280 1,553 1,547 0 0 1.3% 2017 242 242 2,115 2,115 0 0 1.7% 2018 0 0 0 0 480 480 0.4% 2019 0 0 3 3 2,286 457 0.3% 2020 3,712 742 97 97 80 16 0.6% Totals 4,234 1,264 3,768 3,762 2,846 953 4.4% Acreage Expiration Summary

27 Capitalization Detail ($ in millions) Facility Borrower Amount Outstanding (2/24/2017) Undrawn Amount Amortization (Years) Maturity Interest Rate Term Loan Par $60.4 - NA 7/11/2018 10.00% (12.00% PIK) Hawaii Retail Credit Facilities Retail $95.3 - 10.00 12/17/2022 L + 3.00% Retail Revolver Retail $0.0 $5.0 NA 12/17/2020 L + 3.00% 5% Convertible Senior Notes due 2021 Par $115.0 - NA 6/21/2021 5.00% Wyoming Refining Senior Secured Term Loan WRC $53.4 - 6.25 4/30/2018 L + 3.00% Wyoming Refining Senior Secured Revolver WRC $18.3 $9.2 NA 4/30/2018 L + 2.25% Par Wyoming Holdings Term Loan Par Wyoming Holdings $67.3 - NA 7/14/2021 L + 9.5% (L + 13% PIK)

28 Maturity Profile ($ in millions)

29 Annual Gross Margin Impact of $0.1/gallon Change In RIN Price $0.09 $0.34 $0.12 $0.19 $0.06 $0.06 $0.19 $0.07 $0.09 $0.09 $0.00/Bbl $0.05/Bbl $0.10/Bbl $0.15/Bbl $0.20/Bbl $0.25/Bbl $0.30/Bbl $0.35/Bbl $0.40/Bbl ALJ CVRR DK HFC MPC PARR PBF TSO VLO WNR Annual Gross Margin Impact per Barrel $0.1/gallon change in RIN price Source: 2016 Barclay's U.S. Independent Refiners RIN Report & Company data

Non-GAAP Financial Measures

Par Pacific

Consolidated Adjusted EBITDA and Adjusted Net Income (Loss) Reconciliation (1)
($ in thousands)

	2015				2016			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income (loss)	$ 462	$ 11,723	$ 14,740	$ (66,836)	$ (18,673)	$ (13,088)	$ (27,761)	$ 13,687
Adjustments to Net income (loss):								
Inventory valuation adjustment	(2,179)	44	(10,762)	19,586	18,322	(1,059)	7,324	516
Unrealized loss (gain) on derivatives	2,406	(1,980)	4,360	6,110	992	(8,406)	1,117	(5,737)
Acquisition and integration expense	1,061	470	280	195	671	845	2,047	1,731
Increase in (release of) tax valuation allowance	—	(18,585)	295	1,531	—	(8,573)	—	—
Loss on termination of financing agreements	—	19,229	—	440	—	—	—	—
Change in value of common stock warrants	5,022	(3,313)	1,023	932	(1,644)	(1,176)	(657)	515
Change in value of contingent consideration	4,929	9,495	4,255	(229)	(6,176)	(3,552)	(1,025)	(17)
Impairment expense	—	—	9,639	—	—	—	—	—
Adjusted Net Income (loss)	**11,701**	**17,083**	**23,830**	**(38,271)**	**(6,508)**	**(35,009)**	**(18,955)**	**10,695**
Depreciation, depletion and amortization	3,251	5,005	4,596	7,066	5,095	5,100	9,643	11,778
Interest expense and financing costs, net	5,557	5,825	4,387	4,387	4,613	6,106	11,232	6,555
Equity losses (earnings) from Laramie Energy, LLC	1,826	2,950	1,355	49,852	1,871	16,948	(3,659)	7,222
Income tax expense (benefit)	65	(22)	174	(246)	336	89	30	205
Adjusted EBITDA	**$ 22,400**	**$ 30,841**	**$ 34,342**	**$ 22,788**	**$ 5,407**	**$ (6,766)**	**$ (1,709)**	**$ 36,455**

(1) We believe Adjusted Net Income (Loss) and Adjusted EBITDA are useful supplemental financial measures that allow investors to assess: (1) the financial performance of our assets without regard to financing methods, capital structure or historical cost basis, (2) the ability of our assets to generate cash to pay interest on our indebtedness, and (3) our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. Adjusted Net Income (Loss) and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted Net Income (Loss) and Adjusted EBITDA presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

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31 Non-GAAP Financial Measures Consolidated Adjusted EBITDA and Adjusted Net Income (Loss) Reconciliation (1) For the year-ended December 31, 2016 ($ in thousands) _____________________________________________ (1) Refer to description of Adjusted Net Income (Loss) and Adjusted EBITDA on the previous slide. Net loss $ (45,835) Adjustments to Net Loss: Unrealized gain on derivatives (12,034) Acquisition and integration expense 5,294 Release of tax valuation allowance (8,573) Change in value of common stock warrants (2,962) Change in value of contingent consideration (10,770) Inventory valuation adjustment 25,101 Adjusted Net Loss (49,779) Depreciation, depletion and amortization 31,617 Interest expense and financing costs, net 28,506 Equity losses from Laramie Energy, LLC 22,381 Income tax expense 661 Adjusted EBITDA $ 33,386

32 Non-GAAP Financial Measures Consolidated Adjusted EBITDA by Segment Reconciliation (1) For the year-ended December 31, 2016 ($ in thousands) Refining Logistics Retail Corporate, Texadian and Other Operating income (loss) $ (7,840) $ 21,422 $ 22,194 $ (52,368) Adjustments to operating income (loss): Unrealized loss (gain) on derivatives (12,438) — — 404 Acquisition and integration expense — — — 5,294 Inventory valuation adjustment 29,056 — — (3,955) Depreciation, depletion and amortization 17,565 4,679 6,372 3,001 Adjusted EBITDA $ 26,343 $ 26,101 $ 28,566 $ (47,624) _____________________________________________ (1) Adjusted EBITDA by segment is defined as operating income (loss) by segment excluding unrealized (gains) losses on derivatives, inventory valuation adjustment, acquisition and integration expense, and depreciation, depletion and amortization expense. We believe Adjusted EBITDA by segment is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA by segment presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

33 Laramie Energy Adjusted EBITDAX (in thousands) Note: We believe Laramie’s Adjusted EBITDAX is a useful supplemental financial measure because it allows investors to more effectively evaluate Laramie’s operating performance as compared other companies without regard to financing methods and capital structure. Adjusted EBITDAX is also a material component used in measuring compliance with the covenants contained in Laramie’s existing credit agreement. Laramie excludes the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within the oil and gas industry depending upon, among other things, accounting methods and capital structures. Adjusted EBITDAX excludes the effect of bonus accrual, equity-based compensation expense, and abandoned property and expired lease expense and therefore differs from Non-GAAP financial measures used by Par that do not exclude the effects of these items. Adjusted EBITDAX should not be considered in isolation or as a substitute for operating income (loss), net income (loss), or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDAX presented by other companies may not be comparable to Laramie’s presentation as other companies may define terms differently. Three months ended Three months ended September 30, December 31, 2016 2016 $ 5,057 $ (20,666) Commodity derivative (gains) / losses (11,743) 20,003 Gains (losses) on settled derivative instruments (923) (2,474) Interest expense 1,017 989 Non-cash preferred dividend 946 975 Depreciation, depletion, amortization, and accretion 13,986 8,973 Exploration expense 28 46 Bonus accrual 663 749 Equity based compensation expense 1,605 1,095 (Gain) / Loss on Disposal of assets (375) (248) Pipeline Deficiency 1,432 Expired Acreage (Non-cash) 2,081 $ 10,259 $ 12,954 Net (loss) income Total Adjusted EBITDAX

34 Non-GAAP PV10 and PV-20 Disclosure Non-GAAP PV10 and PV20 Disclosure PV10 and PV20 are considered non-GAAP financial measures under SEC regulations because they do not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows. However, our PV10/PV20 and our standardized measure of discounted future net cash flows are equivalent as we do not project to be taxable or pay cash income taxes based on our available tax assets and additional tax assets generated in the development of reserves because the tax basis of our oil and gas properties and NOL carryforwards exceeds the amount of discounted future net earnings. PV10/PV20 should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. generally accepted accounting principles. We believe that PV10 and PV20 are important measures that can be used to evaluate the relative significance of our natural gas and oil properties to other companies and that PV10 and PV20 are widely used by securities analysts and investors when evaluating oil and gas companies. PV10 and PV20 computed on the same basis as the standardized measure of discounted future net cash flows but without deducting income taxes.